Exhibit 99.1

IMAC Holdings, Inc. Announces 1-for-30 Reverse Stock Split

Franklin, TN – September 7, 2023 (Globe Newswire) – IMAC Holdings, Inc. (Nasdaq: BACK) (“IMAC” or the “Company”) today announced a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-30 (the “Reverse Split”) and that it had filed a Certificate of Amendment to the Company’s Certificate of Incorporation in order to effect the Reverse Split. The Reverse Split will be effective after the market closes on September 7, 2023. Beginning with the opening of trading on September 8, 2023, the Company’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “BACK,” but will trade on a split-adjusted basis under a new CUSIP number, 44967K302.

The stockholders of the Company approved the Reverse Split at the Company’s 2023 annual meeting of stockholders held on July 5, 2023. In connection with approving the Reverse Split, the Company’s stockholders granted authority to the Company’s Board of Directors (the “Board”) to determine, at its discretion, a ratio within the range of 1-for-15 to 1-for-30, at which to effectuate the Reverse Split. The Reverse Split was approved by the Board on August 30, 2023. The Reverse Split is expected to enable the Company to meet the Nasdaq Listing Rule that requires a minimum closing bid price of $1.00 per share of the Company’s common stock in order to continue the listing of the common stock on the Nasdaq Capital Market.

As a result of the Reverse Split, every 30 pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the holders and with no change in the par value per share of $0.001. The Reverse Split will proportionately reduce the number of shares of common stock available for issuance under the Company’s incentive compensation plan and proportionately reduce the number of shares of common stock issuable upon the exercise or conversion of stock options, warrants, restricted stock units and other convertible preferred stock outstanding immediately prior to the effectiveness of the Reverse Split.

The Reverse Split reduces the number of shares of the Company’s outstanding common stock from approximately 33 million pre-Reverse Split shares to approximately 1.1 million post-Reverse Split shares. No fractional shares will be issued as a result of the Reverse Split. Fractional shares that would have resulted from the Reverse Split will be rounded up to the next whole number.

Equity Stock Transfer LLC (“EST”) is acting as the exchange agent for the Reverse Split. EST will provide instructions to stockholders regarding the process for exchanging their pre-split stock certificates for post-split stock certificates. Additional information about the Reverse Split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 11, 2023, a copy of which is available at www.sec.gov and on the Company’s website.

About IMAC Holdings, Inc.

IMAC owns and manages health and wellness centers that deliver sports medicine, orthopedic care, and restorative joint and tissue therapies for movement restricting pain and neurodegenerative diseases. IMAC is comprised of two business segments: outpatient medical centers and a clinical research division. With treatments to address both young and aging populations, IMAC owns or manages outpatient medical clinics that deliver regenerative rehabilitation services as a minimally invasive approach to acute and chronic musculoskeletal and neurological health problems. IMAC’s research division is currently conducting a Phase I clinical trial evaluating a mesenchymal stem cell therapy candidate for bradykinesia due to Parkinson’s disease. For more information visit www.imacregeneration.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.imacregeneration.com.

IMAC Investor Contact:

jeff@imacholdings.com